Exhibit 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our reports dated March 27, 2002, appearing in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-16581, 33-83996, 33-84048, 333-03513, 333-59853, 333-59849, 333-06141, 333-34025,
333-75535, and 333-47310.






/s/ Arthur Andersen LLP


Atlanta, Georgia
March 27, 2002

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